Exhibit 10.11

JENERIC HOLDINGS PTE. LTD.

AND

APEX GLOBAL SOLUTIONS LIMITED

AND

ASCENDO GLOBAL LIMITED

SHARE SWAP AGREEMENT

THIS SHARE SWAP AGREEMENT (this “Agreement”) is made on 20th day of May 2025

BETWEEN:

(1)	JENERIC HOLDINGS PTE. LTD., (company no.: 201109735H), a company incorporated under the laws of Singapore with its registered office at 80 West Coast Road #05-15 Clementiwoods Condominium, Singapore 126816 (the “Shareholder”);

(2)	APEX GLOBAL SOLUTIONS LIMITED (company no.: 2152650), a BVI business company incorporated under the laws of the British Virgin Islands with its registered office at Asia Leading Chambers, Road Town, Tortola VG1110, British Virgin Islands (the “Company”); and

(3)	ASCENDO GLOBAL LIMITED (company no.: 2174150), a BVI business company incorporated under the laws of the British Virgin Islands with its registered office at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands (the “Target BVI”).

WHEREAS:-

(A)	As of the date of this Agreement, the Company is a holding company incorporated under the laws of the British Virgin Islands and is authorised to issue an unlimited number of Shares, consisting of two classes of ordinary Shares, class A ordinary shares, with no par value each (the “Class A Shares”) and class B ordinary shares, with no par value each (the “Class B Shares”). The current issued shares comprise 22,500,000 Class A Shares that are held by 10 individuals and corporate investors respectively.

Please refer to Schedule 1, Certificate of Incumbency dated 9 May 2025 of the Company.

(B)	As of the date of this Agreement, the Shareholder holds 100% of the shares of Target BVI.

(C)	As of the date of this Agreement, Target BVI is the sole registered legal and beneficial owner of six (6) operating companies incorporated and operating in Singapore.

Please refer to Schedule 2, the corporate information of the six (6) subsidiaries incorporated and operating in Singapore.

(D)	As part of the Company’s reorganization plan for the proposed listing of the Company on a recognized stock exchange, the Shareholder has agreed to sell and the Company has agreed to purchase all the issued shares of Target BVI (the “Sale Shares”) in consideration for the Company to allot and issue an aggregate of 27,500,000 Class B Shares to the Shareholder, all credited as fully paid, upon the terms and conditions as set out in this Agreement (the “Share Swap”).

IT IS HEREBY AGREED:

1.	INTERPRETATION

In this Agreement, the Schedules and the Recitals hereto, unless the context requires otherwise:

“Business Day” means a day (other than Saturday, Sunday or public holiday) on which banks in the British Virgin Islands and Singapore are generally open for business;

“Company Shares” means an aggregate of 27,500,000 Class B Shares, each credited as fully paid, which are to be allotted and issued by the Company to the Shareholder pursuant to the terms of this Agreement;

“Completion” means completion of events in Clause 3;

“Sale Shares” means two (2) shares issued by Target BVI, representing all the shares of Target BVI, as held legally and beneficially by the Shareholder as at the date of this Agreement; and

“US$” means United States dollars, the lawful currency of the United States.

2.	SHARE SWAP

2.1	In consideration of the Shareholder, as the registered legal and beneficial owner of the Sale Shares, transferring to the Company the Sale Shares simultaneously free from all rights of pre- emption, options, liens, claims, equities, charges, encumbrances or third-party rights of whatsoever nature and with all dividends, benefits and rights now or hereafter becoming attached or accruing thereto as from the date of this Agreement, the Company shall allot and issue 27,500,000 Class B Shares, each credited as fully paid to the Shareholder;

2.2	The Company Shares allotted and issued pursuant to Clause 2.1 shall be subjected to the rights associated to Class B Shares constituted in the Memorandum and Articles of Association of the Company as at the Completion Date.

2.3	Subject to the terms and conditions of this Agreement, the underlying consideration basis for the Company Shares allotted and issued pursuant to Clause 2.1 is determined based on the operating profits, net tangible assets and future prospect of the Target BVI as at 31 December 2024

Please refer to Schedule 3, the Restructuring Memo.

3.	COMPLETION

3.1	Completion of the transfer of the Sale Shares by the Shareholder and the allotment and issuance of the Company Shares shall take place simultaneously at any place on the date of this Agreement or other time as the parties may agree.

3.2	At Completion, the Shareholder shall deliver to the Company:

(i)	a copy of the duly executed board resolutions of the Shareholder authorizing the transfer of the Sale Shares as contemplated under this Agreement;

(ii)	a copy of the duly executed board resolutions of Target BVI authorizing the transfer of the Sale Shares as contemplated under this Agreement;

(iii)	copies of the duly completed and executed share transfer forms in respect of the Sale Shares in favour of the Company;

(iv)	original share certificates of Target BVI in respect of the Sale Shares held by the Shareholder; and

3.3	Upon compliance by the Shareholders of Clause 3.2, the Company shall deliver to the Shareholder at Completion:

(i)	a copy of the duly executed board resolutions of the Company authorizing the entering into, approval, execution and completion of this Agreement and all matters incidental hereto and the allotment and issuance of the Company Shares to the Shareholder;

(ii)	an original of the share certificate in respect of the Company Shares allotted and issued to the Shareholder; and

(iii)	a copy of the updated register of members of the Company evidencing the allotment and issue of the Company Shares to the Shareholder.

3.4	The Shareholder shall deliver to the Company a copy of the updated register of members of Target BVI evidencing the sale of the Sale Shares to the Company within 14 days of Completion,

4.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

4.1	The Company hereby represents, warrants and undertakes to the Shareholder that:

(i)	the Company has full power and capacity to enter into this Agreement and to perform its obligations hereunder and this Agreement has been duly authorized and executed by, and constitutes legally binding obligations of the Company and all necessary resolutions and regulatory approvals (if applicable) have been obtained to enable the Company Shares to be allotted and issued to the Shareholder; and

(ii)	the Company Shares shall be allotted, issued and fully paid up in accordance with the constitutional documents of the Company and all relevant laws, and free from all liens, claims, equities, charges, encumbrances or third-party rights of whatsoever nature and rank equally with all other shares of similar class in the Company.

4.2	The Shareholders hereby represent, warrant and undertake to the Company that:

(i)	the Shareholder are the registered legal and beneficial owner of the Sale Shares free from all encumbrances and are entitled to sell and/or transfer the Sale Shares and pass the full legal and beneficial ownership thereof with all rights thereto to the Company on the terms of this Agreement. The Sale Shares are fully paid up. Save as disclosed herein, there is no option, pre-emption right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting, any shares of Target BVI and its subsidiaries beyond the present issued shares or share capital nor have any claims been made by any company or persons entitled to or claiming to be entitled to any of the foregoing, and there is no agreement or commitment to give or create any of the foregoing;

(ii)	the Shareholder has the full power and capacity to enter into this Agreement and to perform their obligations hereunder, and this Agreement has been duly executed by, and constitutes legally binding obligations of, the Shareholder, and all necessary resolutions and regulatory approvals (if applicable) have been obtained to enable the Shareholder to enter into and perform the obligations under this Agreement; and

(iii)	the execution and performance of this Agreement will not conflict with or result in a breach of or be a reason for the termination or variation of any agreement or obligation with the Shareholder, to which Target BVI and its subsidiaries are now a party or its respective assets are or may be bound or affected or be in violation of any law, rule or regulation of any governmental, administrative or regulatory body or any order, injunction or decree of any judicial, administrative, regulatory or governmental body affecting Target BVI.

4.3	Each of the representations, warranties and undertakings shall be separate and independent to the intent that each party shall have a separate claim and right of action in respect of any breach thereof and save as expressly provided herein shall not be limited by reference to anything else in this Agreement. Each of the representations, warranties and undertakings shall be deemed repeated at Completion.

5.	MISCELLANEOUS

5.1	Subject to any express provision of this Agreement to the contrary, each party to this Agreement shall pay its/his/her own costs and disbursements of and incidental to the preparation, negotiation and completion of this Agreement and the sale, allotment and issuance of shares hereby agreed to be made.

5.2	The Company and the Shareholder shall bear any taxes and stamp duty (if any) payable on the transfer of the Sale Shares in equal shares.

5.3	Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its/his/her address or email address set out below (or such other address or email address as the addressee has by two (2) Business Days' prior written notice specified to the other parties):

To the Company :

Address:	Asia Leading Chambers, Road Town, Tortola VG1110, British Virgin Islands

Email:	***

Attention:	Chong Kee Ming

To the Shareholder :

Address:	80 West Coast Road #05-15 Clementiwoods Condominium, Singapore 126816

Email:	***

Attention:	Goh Kwang Yong (Eric)

5.4	Any such notice or other document shall be deemed to have been duly given upon receipt if delivered by hand or if sent by email upon the receipt by the sender of the confirmation note indicating that the notice or communication has been sent in full to the recipient's email address, or such other similar medium of confirmation and in the case of a notice sent by post it shall be deemed to have been given on the second Business Day after posting if the address is in Singapore and on the fifth Business Day after posting if the address is outside Singapore.

5.5	This Agreement constitutes the whole agreement between the parties hereto and shall supersede the terms of any agreement, whether oral or otherwise, made prior to the entering into of this Agreement. No purported variations hereof shall be effective unless made in writing and signed by all the parties hereto.

5.6	Each of the parties to this Agreement shall at the request of any of them do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement.

5.7	No waiver by any party to this Agreement of any breach by another party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof and any forbearance or delay by the relevant party in exercising any of its rights hereunder shall not be constituted as a waiver thereof.

5.8	The provisions of this Agreement shall be binding on and shall ensure for the benefit of the successors and assigns and personal representatives (as the case may be) of each party.

6.	THIRD PARTY RIGHTS

A person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 of Singapore to enforce any term of this Agreement.

7.	GOVERNING LAW AND JURISDICTION

This Agreement is governed by and shall be construed in accordance with the laws of Singapore and each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of the courts in Singapore and irrevocably waives any objection which it may at any time have to the laying of the venue of any proceedings in the courts in Singapore and any claim that any such proceedings have been brought in an inconvenient forum.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF this Agreement has been executed on the day and year first before written.

SIGNED by	)
GOH KWANG YONG (Eric))		/s/ Goh Kwang Yong
for and on behalf of	)
JENERIC HOLDINGS PTE. LTD.	)
in the presence of:	)

SIGNED by	)
CHONG KEE MING	)	/s/ Chong Kee Ming
for and on behalf of	)
APEX GLOBAL SOLUTIONS LIMITED	)
in the presence of:	)

SIGNED by	)
GOH KWANG YONG (Eric))		/s/ Goh Kwang Yong
for and on behalf of	)
ASCENDO GLOBAL LIMITED	)
in the presence of:	)

Schedule 1

Certificate of Incumbency of the Company

Dated 9 May 2025

(Omitted)

Schedule 2

Corporate information of the six (6) subsidiaries

Company / Company No.	Shareholder/s	Total number of shares issued	Director
Jeneric Engineering Pte. Ltd. (Company No. 201109750Z)	Ascendo Global Limited	100,000 ordinary shares	Goh Kwang Yong (Eric)
Jeneric International Pte. Ltd. (Company No. 200900247G)	Ascendo Global Limited	100,000 ordinary shares	Goh Kwang Yong (Eric)
Jeneric Marine Pte. Ltd. (Company No. 201107376Z)	Ascendo Global Limited	500,000 ordinary shares	Goh Kwang Yong (Eric)
Jeneric Offshore Pte. Ltd. (Company No. 201112113W)	Ascendo Global Limited	200,000 ordinary shares	Goh Kwang Yong (Eric)
Jeneric Services Pte. Ltd. (Company No. 201112114H)	Ascendo Global Limited	100,000 ordinary shares	Goh Kwang Yong (Eric)
Jeneric Venture Pte. Ltd. (Company No. 201936260N)	Ascendo Global Limited	100,000 ordinary shares	Goh Kwang Yong (Eric)

Schedule 3

Restructuring Memo

Dated 12 May 2025

(Omitted)